                                                                    Exhibit 20.4


                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following information has been provided to aid you in your analysis of the financial aspects of the merger. The financial information of Cephalon and Anesta were derived from the audited consolidated financial statements for the years ended December 31, 1999, 1998 and 1997 and the unaudited consolidated financial statements for the six months ended June 30, 2000 and 1999. The information is only a summary and should be read together with the historical financial statements and related notes contained in the annual reports and quarterly reports and other information that we have filed with the Securities and Exchange Commission and incorporated by reference. The pro forma combined financial information is not necessarily indicative of the combined financial positions or results of operations that would have been reported if the companies had been combined for all periods presented.

POOLING OF INTERESTS ACCOUNTING TREATMENT

     The merger is expected to be accounted for as a "pooling of interests." This means that, for accounting and financial reporting purposes, the companies will be treated as if they had always been combined. We have presented unaudited pro forma financial information that reflects the pooling of interests method of accounting to provide a picture of what the businesses might have looked like had they always been combined. The unaudited pro forma statements of operations and pro forma balance sheets were prepared by combining the historical amounts of each company. The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma financial information as being indicative of the historical results that would have occurred or the future results that will occur after the merger.

PERIODS COVERED

     The following unaudited pro forma balance sheets as of June 30, 2000 and December 31, 1999 are presented as if the merger had occurred on June 30, 2000 and December 31, 1999, respectively. The unaudited pro forma statements of operations for the six months ended June 30, 2000 and 1999, and for the years ended December 31, 1999, 1998 and 1997, are presented as if the companies had always been merged.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 2000
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                  HISTORICAL
                                                              -------------------   PRO FORMA
                                                              CEPHALON    ANESTA    COMBINED
                                                              --------   --------   ---------
Revenues:
  Product sales.............................................  $ 28,750   $  3,993   $ 32,743
  License and contract......................................     9,256        678      9,934
                                                              --------   --------   --------
                                                                38,006      4,671     42,677
                                                              --------   --------   --------
Operating expenses:
  Cost of product sales.....................................     5,074      1,023      6,097
  Research and development..................................    27,377      5,165     32,542
  Selling, general and administrative.......................    28,716      9,702     38,418
                                                              --------   --------   --------
                                                                61,167     15,890     77,057
                                                              --------   --------   --------
          Loss from operations..............................   (23,161)   (11,219)   (34,380)
Other income................................................     6,761      1,585      8,346
                                                              --------   --------   --------
          Loss before provision for income taxes............   (16,400)    (9,634)   (26,034)
Provision for income taxes..................................        --        (31)       (31)
                                                              --------   --------   --------
          Net loss..........................................   (16,400)    (9,665)   (26,065)
Dividends on preferred stock................................    (4,531)        --     (4,531)
                                                              --------   --------   --------
          Net loss applicable to common shares..............  $(20,931)  $ (9,665)  $(30,596)
                                                              ========   ========   ========
Basic and diluted loss per share............................  $  (0.63)  $  (0.72)  $  (0.77)
                                                              ========   ========   ========
Weighted average number of shares outstanding...............    33,164     13,373     39,536
                                                              ========   ========   ========

 See accompanying notes to unaudited pro forma combined financial information.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1999
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                  HISTORICAL
                                                              ------------------   PRO FORMA
                                                              CEPHALON   ANESTA    COMBINED
                                                              --------   -------   ---------
Revenues:
  Product sales.............................................  $  7,252   $ 1,128   $  8,380
  License and contract......................................     7,727       651      8,378
                                                              --------   -------   --------
                                                                14,979     1,779     16,758
                                                              --------   -------   --------
Operating expenses:
  Cost of product sales.....................................       839       371      1,210
  Research and development..................................    20,152     4,835     24,987
  Selling, general and administrative.......................    23,780     4,062     27,842
                                                              --------   -------   --------
                                                                44,771     9,268     54,039
                                                              --------   -------   --------
          Loss from operations..............................   (29,792)   (7,489)   (37,281)
Other income (expense)......................................    (1,650)    2,049        399
                                                              --------   -------   --------
          Loss before provision for income taxes............   (31,442)   (5,440)   (36,882)
Provision for income taxes..................................        --       (15)       (15)
                                                              --------   -------   --------
          Net loss..........................................  $(31,442)  $(5,455)  $(36,897)
                                                              ========   =======   ========
Basic and diluted loss per share............................  $  (1.09)  $ (0.41)  $  (1.05)
                                                              ========   =======   ========
Weighted average number of shares outstanding...............    28,880    13,171     35,156
                                                              ========   =======   ========

 See accompanying notes to unaudited pro forma combined financial information.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                  HISTORICAL
                                                              -------------------   PRO FORMA
                                                              CEPHALON    ANESTA    COMBINED
                                                              --------   --------   ---------
Revenues:
  Product sales.............................................  $ 25,370   $  2,232   $ 27,602
  License and contract......................................    19,549      4,283     23,832
                                                              --------   --------   --------
                                                                44,919      6,515     51,434
                                                              --------   --------   --------
Operating expenses:
  Cost of product sales.....................................     3,250        671      3,921
  Research and development..................................    46,420     10,063     56,483
  Selling, general and administrative.......................    50,992      9,141     60,133
                                                              --------   --------   --------
                                                               100,662     19,875    120,537
                                                              --------   --------   --------
          Loss from operations..............................   (55,743)   (13,360)   (69,103)
Other income (expense)......................................    (3,014)     3,892        878
                                                              --------   --------   --------
          Loss before provision for income taxes............   (58,757)    (9,468)   (68,225)
Provision for income taxes..................................        --        (20)       (20)
                                                              --------   --------   --------
          Net loss before extraordinary charge..............   (58,757)    (9,488)   (68,245)
Extraordinary charge for early extinguishment of debt.......   (11,187)        --    (11,187)
                                                              --------   --------   --------
          Net loss..........................................   (69,944)    (9,488)   (79,432)
Dividends on preferred stock................................    (3,398)        --     (3,398)
                                                              --------   --------   --------
          Net loss applicable to common shares..............  $(73,342)  $ (9,488)  $(82,830)
                                                              ========   ========   ========
Basic and diluted loss per common share:
  Loss per common share before extraordinary charge.........  $  (2.10)  $  (0.72)  $  (2.00)
  Extraordinary charge......................................     (0.38)        --      (0.31)
                                                              --------   --------   --------
                                                              $  (2.48)  $  (0.72)  $  (2.31)
                                                              ========   ========   ========
Weighted average number of shares outstanding...............    29,584     13,227     35,887
                                                              ========   ========   ========

 See accompanying notes to unaudited pro forma combined financial information.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                  HISTORICAL
                                                              -------------------   PRO FORMA
                                                              CEPHALON    ANESTA    COMBINED
                                                              --------   --------   ---------
Revenues:
  Product sales.............................................  $    728   $    193   $    921
  License and contract......................................    14,927        482     15,409
                                                              --------   --------   --------
                                                                15,655        675     16,330
                                                              --------   --------   --------
Operating expenses:
  Cost of product sales.....................................        --         54         54
  Research and development..................................    43,649      8,812     52,461
  Selling, general and administrative.......................    30,947      8,700     39,647
                                                              --------   --------   --------
                                                                74,596     17,566     92,162
                                                              --------   --------   --------
          Loss from operations..............................   (58,941)   (16,891)   (75,832)
Other income................................................     3,534      1,190      4,724
                                                              --------   --------   --------
          Loss before provision for income taxes............   (55,407)   (15,701)   (71,108)
Provision for income taxes..................................        --        (16)       (16)
                                                              --------   --------   --------
          Net loss..........................................  $(55,407)  $(15,717)  $(71,124)
                                                              ========   ========   ========
Basic and diluted loss per share............................  $  (1.95)  $  (1.59)  $  (2.15)
                                                              ========   ========   ========
Weighted average number of shares outstanding...............    28,413      9,898     33,129
                                                              ========   ========   ========

 See accompanying notes to unaudited pro forma combined financial information.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
              (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                  HISTORICAL
                                                              -------------------   PRO FORMA
                                                              CEPHALON    ANESTA    COMBINED
                                                              --------   --------   ---------
Revenues:
  Product sales.............................................  $     --   $    184   $    184
  License and contract......................................    23,140          5     23,145
                                                              --------   --------   --------
                                                                23,140        189     23,329
                                                              --------   --------   --------
Operating expenses:
  Cost of product sales.....................................        --         52         52
  Research and development..................................    51,587      8,064     59,651
  Selling, general and administrative.......................    36,744      6,465     43,209
                                                              --------   --------   --------
                                                                88,331     14,581    102,912
                                                              --------   --------   --------
          Loss from operations..............................   (65,191)   (14,392)   (79,583)
Other income................................................     4,772      1,845      6,617
                                                              --------   --------   --------
          Loss before provision for income taxes............   (60,419)   (12,547)   (72,966)
Provision for income taxes..................................        --         (2)        (2)
                                                              --------   --------   --------
          Net loss..........................................  $(60,419)  $(12,549)  $(72,968)
                                                              ========   ========   ========
Basic and diluted loss per share............................  $  (2.36)  $  (1.32)  $  (2.42)
                                                              ========   ========   ========
Weighted average number of shares outstanding...............    25,638      9,500     30,165
                                                              ========   ========   ========

 See accompanying notes to unaudited pro forma combined financial information.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 JUNE 30, 2000
                             (AMOUNTS IN THOUSANDS)

                                                       HISTORICAL
                                                  --------------------    PRO FORMA    PRO FORMA
                                                  CEPHALON     ANESTA    ADJUSTMENTS   COMBINED
                                                  ---------   --------   -----------   ---------
                                                                          (NOTE 2)
                     ASSETS
Current assets:
  Cash and cash equivalents.....................  $  29,010   $ 16,592     $    --     $  45,602
  Short-term investments........................    121,377     23,078          --       144,455
  Receivables, net..............................     11,017      2,329          --        13,346
  Inventory.....................................     14,465         --          --        14,465
  Other.........................................      1,026      1,293          --         2,319
                                                  ---------   --------     -------     ---------
          Total current assets..................    176,895     43,292          --       220,187
Property and equipment, net.....................     24,339      2,322          --        26,661
Other...........................................      2,453     25,323          --        27,776
                                                  ---------   --------     -------     ---------
                                                  $ 203,687   $ 70,937     $    --     $ 274,624
                                                  =========   ========     =======     =========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................  $   7,365   $  1,559     $    --     $   8,924
  Accrued expenses..............................     19,988      1,776       9,000        30,764
  Current portion of unearned revenues..........         --         93          --            93
  Current portion of long-term debt.............      1,977        333          --         2,310
                                                  ---------   --------     -------     ---------
          Total current liabilities.............     29,330      3,761       9,000        42,091
Unearned revenues...............................         --      1,833          --         1,833
Long-term debt..................................     13,486      1,667          --        15,153
Other...........................................        198         --          --           198
                                                  ---------   --------     -------     ---------
          Total liabilities.....................     43,014      7,261       9,000        59,275
                                                  ---------   --------     -------     ---------
Stockholders' equity:
  Preferred stock, $.01 par value, 5,000 shares,
     authorized, 2,500 shares issued and
     outstanding................................         25         --          --            25
  Common stock, $.01 par value, 100,000 shares
     authorized; 41,196 issued and outstanding,
     pro forma..................................        348         14          50           412
  Additional paid in capital....................    529,030    131,608         (50)      660,588
  Treasury stock................................     (1,480)        --          --        (1,480)
  Accumulated deficit...........................   (368,066)   (67,832)     (9,000)     (444,898)
  Accumulated other comprehensive income
     (loss).....................................        816       (114)         --           702
                                                  ---------   --------     -------     ---------
          Total stockholders' equity............    160,673     63,676      (9,000)      215,349
                                                  ---------   --------     -------     ---------
                                                  $ 203,687   $ 70,937     $    --     $ 274,624
                                                  =========   ========     =======     =========

 See accompanying notes to unaudited pro forma combined financial information.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                               DECEMBER 31, 1999
                             (AMOUNTS IN THOUSANDS)

                                                       HISTORICAL
                                                  --------------------    PRO FORMA    PRO FORMA
                                                  CEPHALON     ANESTA    ADJUSTMENTS   COMBINED
                                                  ---------   --------   -----------   ---------
                                                                          (NOTE 2)
                     ASSETS
Current assets:
  Cash and cash equivalents.....................  $  13,152   $ 11,746     $    --     $  24,898
  Short-term investments........................    188,410     59,032          --       247,442
  Receivables, net..............................      5,578      1,956          --         7,534
  Inventory.....................................      4,258         --          --         4,258
  Other.........................................        988      1,008          --         1,996
                                                  ---------   --------     -------     ---------
          Total current assets..................    212,386     73,742          --       286,128
Property and equipment, net.....................     20,001      2,466          --        22,467
Other...........................................      1,666      2,001          --         3,667
                                                  ---------   --------     -------     ---------
                                                  $ 234,053   $ 78,209     $    --     $ 312,262
                                                  =========   ========     =======     =========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................  $   6,221   $    410     $    --     $   6,631
  Accrued expenses..............................     19,328        795       9,000        29,123
  Current portion of unearned revenues..........         --        746          --           746
  Current portion of long-term debt.............     31,906        333          --        32,239
                                                  ---------   --------     -------     ---------
          Total current liabilities.............     57,455      2,284       9,000        68,739
Unearned revenues...............................         --      1,832          --         1,832
Long-term debt..................................     14,034      1,667          --        15,701
Other...........................................      4,207         --          --         4,207
                                                  ---------   --------     -------     ---------
          Total liabilities.....................     75,696      5,783       9,000        90,479
Stockholders' equity:
  Preferred stock, $.01 par value, 5,000 shares,
     authorized, 2,500 shares issued and
     outstanding................................         25         --          --            25
  Common stock, $.01 par value, 100,000 shares
     authorized; 38,904 issued and outstanding,
     pro forma..................................        326         13          50           389
  Additional paid in capital....................    505,702    130,743         (50)      636,395
  Treasury stock................................     (1,290)        --                    (1,290)
  Accumulated deficit...........................   (347,135)   (58,167)     (9,000)     (414,302)
  Accumulated other comprehensive income
     (loss).....................................        729       (163)         --           566
                                                  ---------   --------     -------     ---------
          Total stockholders' equity............    158,357     72,426      (9,000)      221,783
                                                  ---------   --------     -------     ---------
                                                  $ 234,053   $ 78,209     $    --     $ 312,262
                                                  =========   ========     =======     =========

  See accompanying notes to unaudited pro forma combined financial information

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

(1) The unaudited pro forma combined financial statements for Cephalon and Anesta give retroactive effect to the proposed merger, which will be accounted for as a pooling of interests and, as a result, such statements are presented as if the companies had been combined for all periods presented. There were no material differences between the accounting policies of Cephalon and Anesta. Certain amounts have been reclassified to conform the pro forma presentation.

(2) Transaction costs will be incurred to complete the merger and consist primarily of financial advisor, legal, accounting and consulting fees, and printing, mailing, and registration expenses. Due to the non-recurring nature of these costs, they have not been reflected in the pro forma condensed combined statements of operations. These expenses will be included in the results of operations in the quarter the merger is completed. The pro forma combined balance sheets include an accrual of $9.0 million in estimated transaction costs.

(3) Pro forma basic and diluted loss per share have been computed using the pro forma weighted average number of shares of common stock outstanding during the periods. Pro forma basic and diluted net loss per share are the same since common stock equivalents outstanding are antidilutive for all periods presented. As a result of the merger, each outstanding share of Anesta common stock will be converted into the right to receive 0.4765 shares of Cephalon common stock.